                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

         ABGENIX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                  ABGENIX, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 2, 1999

TO THE STOCKHOLDERS:

     Notice is hereby given that the 1999 Annual Meeting of Stockholders of Abgenix, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 2, 1999 at 1:00 P.M., local time, at the Company's principal executive offices located at 7601 Dumbarton Circle, Fremont, California 94555 for the following purposes:

     1.   To elect directors of the Company.

     2. To confirm the appointment of Ernst & Young LLP as the Company's independent auditors for the 1999 fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     These matters are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 30, 1999 are entitled to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

                                        Sincerely,

                                        R. Scott Greer
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

         Fremont, California
         May 11, 1999


-------------------------------------------------------------------------------
                                   IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.
-------------------------------------------------------------------------------

                                  ABGENIX, INC.

                                 PROXY STATEMENT

                       1999 ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of Abgenix, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Wednesday, June 2, 1999 at 1:00 P.M., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices located at 7601 Dumbarton Circle, Fremont, California 94555. The Company's telephone number at that location is (510) 608-6500.

     This Proxy Statement is being mailed on or about May 11, 1999 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on April 30, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The Company has one series of common shares outstanding, designated Common Stock. At the Record Date, 14,902,327 shares of the Company's common stock, $0.0001 par value, were issued and outstanding and held of record by 244 stockholders.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING; QUORUM; ABSTENTIONS AND BROKER NON-VOTES

     Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors (Proposal One). A plurality of the Votes Cast (see definition below) at the Annual Meeting is required for the election of directors. For all other proposals, the affirmative vote of the majority of the Votes Cast at the Annual Meeting is required for approval.

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding on the Record Date and entitled to vote at the Annual Meeting, present in person or represented by proxy. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" from a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the common stock, present in person or represented by proxy, at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter. If a quorum is not present or represented, then either the chairman of the Annual Meeting or the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.

     Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. Therefore, in the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.

     Broker non-votes, however, shall be treated differently. In a 1988 Delaware case, BERLIN V. EMERALD PARTNERS, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Consequently, broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

     Therefore, for purposes of the election of directors, neither abstentions nor broker non-votes will have any effect on the outcome of the vote. For all other proposals, abstentions will have the same effect as votes against these proposals and broker non-votes will not have any effect on the outcome of the vote.

     PROXIES IN THE ACCOMPANYING FORM THAT ARE PROPERLY EXECUTED AND RETURNED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY. ANY PROPERLY EXECUTED PROXY ON WHICH THERE ARE NO INSTRUCTIONS INDICATED ABOUT A SPECIFIED PROPOSAL WILL BE VOTED AS FOLLOWS: (I) FOR THE ELECTION OF THE SIX PERSONS NAMED IN THIS PROXY STATEMENT AS THE BOARD OF DIRECTORS' NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND (II) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY. NO BUSINESS OTHER THAN THAT SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS IS EXPECTED TO COME BEFORE THE ANNUAL MEETING. SHOULD ANY OTHER MATTER REQUIRING A VOTE OF STOCKHOLDERS PROPERLY ARISE, THE PERSONS NAMED IN THE PROXY WILL VOTE THE

SHARES THEY REPRESENT AS THE BOARD OF DIRECTORS MAY RECOMMEND. THE PERSONS NAMED IN THE PROXY MAY ALSO, AT THEIR DISCRETION, VOTE THE PROXY TO ADJOURN THE ANNUAL MEETING FROM TIME TO TIME.

SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Stockholders who intend to present a proposal for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Stockholders must submit the proposal to the Company no later than January 12, 2000. Stockholders who intend to present a proposal at the 2000 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials for the 2000 Annual Meeting are required to provide notice of such proposal to the Company no later than March 28, 2000. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SECTION 16(a) COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms submitted to it during the year ended December 31, 1998 (the "Last Fiscal Year"), the Company believes that, during the Last Fiscal Year, all directors and officers timely filed all applicable reports.

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock as of March 31, 1999 by
(1) each person, or group of affiliated persons, who is known by the Company to own beneficially more than 5% of the common stock, (2) each of the Company's directors, (3) each of the Company's executive officers and (4) all of the Company's directors and executive officers as a group.


                                                                                 SHARES BENEFICIALLY
                                                                                        OWNED
                                                                                       -------
BENEFICIAL OWNER                                                                 NUMBER      PERCENT(1)
----------------                                                                 ------      ---------
Cell Genesys, Inc.(2)
342 Lakeside Drive
Foster City, CA 94404.......................................................    3,392,034      22.9%

Omega Venture Partners(3)
555 California Street, Suite 2600
San Francisco, CA 94104.....................................................      851,351       5.8

Joseph E. Maroun(4) ........................................................    3,572,281      24.1

Stephen A. Sherwin, M.D.(5).................................................    3,464,362      23.3

Raju S. Kucherlapati, Ph.D.(6)..............................................    3,435,518      23.2

M. Kathleen Behrens, Ph.D.(7)...............................................      149,790       1.0

R. Scott Greer(8)...........................................................      252,768       1.7

C. Geoffrey Davis, Ph.D.(9).................................................       90,309        *

Raymond M. Withy, Ph.D.(10).................................................       91,561        *

Kurt W. Leutzinger(11)......................................................       53,621        *

John A. Lipani, M.D.(12)....................................................       59,783        *

Mark B. Logan(13)...........................................................       13,633        *

All directors and executive officers as a group (10 persons)(14)............    4,399,558      28.7%


----------
  * Represents beneficial ownership of less than one percent of the common stock.

(1) Beneficial ownership is determined in accordance with the rules of Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the stockholders named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 14,684,953 shares of common stock outstanding as of March 31, 1999. Under the rules of the Securities and Exchange Commission, beneficial ownership also includes any shares which the beneficial owner has the right to acquire within sixty days of March 31, 1999 through the exercise of any stock options or stock purchase warrants.

(2) Consists of 3,270,367 shares and 121,667 shares issuable pursuant to warrants exercisable within 60 days of March 31, 1999 (the "CG Shares").

(3) Includes 362,545 shares held by Crossover Fund II, L.P., 67,663 shares held by Crossover Fund IIA, L.P., 334,079 shares held by Omega Ventures II, L.P. and 87,064 shares held by Omega Ventures II Cayman, L.P.

(4) Includes the CG Shares. Also includes 26,401 shares issuable upon exercise of options exercisable within 60 days of March 31, 1999. Mr. Maroun is a director and beneficial stockholder of Cell Genesys, Inc. ("Cell Genesys"). As such, he may be deemed to have voting and dispositive power over the CG Shares. However, Mr. Maroun disclaims beneficial ownership of the CG Shares except to the extent of his pro rata pecuniary interest therein based upon his beneficial ownership of the capital stock of Cell Genesys.

(5) Includes the CG Shares. Also includes, 72,328 shares issuable upon exercise of options exercisable within 60 days of March 31, 1999. Dr. Sherwin is an officer, director and beneficial stockholder of Cell Genesys. As such, he may be deemed to have voting and dispositive power over the CG Shares. However, Dr. Sherwin disclaims beneficial ownership of the CG Shares except to the extent of his pro rata pecuniary interest therein based upon his beneficial ownership of the capital stock of Cell Genesys.

(6) Includes the CG Shares. Also includes, 33,484 shares issuable upon exercise of options exercisable within 60 days of March 31, 1999. Dr. Kucherlapati is a director and beneficial stockholder of Cell Genesys. As such, he may be deemed to have voting and dispositive power over the CG Shares. However, Dr. Kucherlapati disclaims beneficial ownership of the shares of the CG Shares except to the extent of his pro rata pecuniary interest therein based upon his beneficial ownership of the capital stock of Cell Genesys.

(7) Includes 56,280 shares held by Bayview Investors, LTD, 50,000 shares held by The Robertson Stephens Orphan Fund, L.P. and 17,500 shares held by The Robertson Stephens Orphan Offshore Fund, L.P. (the "Robertson Stephens Investment Management Co. Shares"). Also includes 10,625 shares issuable upon exercise of options exercisable within 60 days of March 31, 1999. Dr. Behrens, a managing director of Robertson Stephens Investment Management Co., disclaims beneficial ownership of the Robertson Stephens Investment Management Co. Shares except to the extent of her pro rata pecuniary interests therein.

(8) Includes 112,999 shares issuable upon exercise of options exercisable within 60 days of March 31, 1999.

(9) Includes 90,309 shares issuable upon exercise of options exercisable within 60 days of March 31, 1999.

(10) Includes 54,893 shares issuable upon exercise of options exercisable within 60 days of March 31, 1999.

(11) Includes 53,533 shares issuable upon exercise of options exercisable within 60 days of March 31, 1999.

(12) Includes 59,783 shares issuable upon exercise of options exercisable within 60 days of March 31, 1999.

(13) Includes 13,633 shares issuable upon exercise of options exercisable within 60 days of March 31, 1999.

(14) Includes 527,988 shares issuable upon exercise of options exercisable within 60 days of March 31, 1999 and 121,667 shares subject to warrants.

                                 PROPOSAL NO. 1:

                              ELECTION OF DIRECTORS

     A Board of six directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holder will vote all proxies received by him to assure the election of as many of the Board of Directors' nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until that person's successor has been elected.

VOTE REQUIRED

     The six nominees receiving the highest number of affirmative votes of the Votes Cast shall be elected as directors.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTOR


                                                                                                             Director
           Name of Nominee             Age                    Principal Occupation                             Since
           ---------------             ---                    --------------------                             -----
R. Scott Greer......................... 40      President and Chief Executive Officer of Abgenix                1996

                                                Chairman of the Board, President and Chief Executive
Stephen A. Sherwin, M.D. .............. 50      Officer of Cell Genesys                                         1996

                                                Managing Director of Robertson Stephens Investment
M. Kathleen Behrens, Ph.D. ............ 46      Management Co.                                                  1997

Raju S. Kucherlapati, Ph.D. ........... 56      Professor, Albert Einstein College of Medicine                  1996

                                                Chairman of the Board, President and Chief Executive
Mark B. Logan.......................... 60      Officer of VISX, Incorporated                                   1997

                                                Retired President of the International Group and Senior
Joseph E. Maroun....................... 69      Vice President, Bristol-Myers Squibb                            1996


     R. SCOTT GREER has served as the Company's President and Chief Executive Officer and as one of its directors since June 1996. He also serves as a director of Xenotech. From July 1994 to July

1996, Mr. Greer was Senior Vice President of Corporate Development at Cell Genesys. From April 1991 to July 1994, Mr. Greer was Vice President of Corporate Development and from April 1991 to September 1993 was Chief Financial Officer of Cell Genesys. From 1986 to 1991, Mr. Greer held various positions at Genetics Institute, Inc., a biotechnology company, including Director, Corporate Development. Mr. Greer received a B.A. in economics from Whitman College and an M.B.A. from Harvard University and is a certified public accountant.

     STEPHEN A. SHERWIN, M.D., has served as the Company's Chairman of the Board since June 1996. Since March 1990, Dr. Sherwin has served as President, Chief Executive Officer and a director of Cell Genesys. Since March 1994, he has served as Chairman of the Board of Cell Genesys. From 1983 to 1990, Dr. Sherwin held various positions at Genentech, Inc., a biotechnology company, most recently as Vice President, Clinical Research. Dr. Sherwin currently serves as a Director of the California Healthcare Institute. Dr. Sherwin received a B.A. in biology from Yale University and an M.D. from Harvard Medical School.

     M. KATHLEEN BEHRENS, PH.D., has served as one of the Company's directors since December 1997. Dr. Behrens joined Robertson Stephens Investment Management Co. in 1983 and became a general partner in 1986 and a managing director in 1993. In 1988, Dr. Behrens joined the venture capital group of Robertson Stephens Investment Management Co. and has helped in the founding of three biotechnology companies: Mercator Genetics, Inc., Protein Design Laboratories, Inc. and COR Therapeutics, Inc. Dr. Behrens is currently president and a director of the National Venture Capital Association. Dr. Behrens received a Ph.D. in microbiology from the University of California, Davis, where she performed genetic research for six years.

     RAJU S. KUCHERLAPATI, PH.D., has served as one of the Company's directors since June 1996. Dr. Kucherlapati was a founder of Cell Genesys and has served as a director of Cell Genesys since 1988. Since July 1989, he has been the Saul and Lola Kramer Professor and the Chairman of the Department of Molecular Genetics at the Albert Einstein College of Medicine. Dr. Kucherlapati also serves as a director of Megabios Corp. and Millennium Pharmaceuticals, Inc. Dr. Kucherlapati received a B.S. in biology from Andhra University in India and a Ph.D. in genetics from the University of Illinois, Urbana.

     MARK B. LOGAN has served as one of the Company's directors since August 1997. Mr. Logan has served as Chairman of the Board, President and Chief Executive Officer of VISX, Incorporated, a medical device company, since November 1994. From January 1992 to October 1994, he was Chairman of the Board and Chief Executive Officer of INSMED Pharmaceuticals, Inc., a pharmaceutical company. Previously, Mr. Logan held several senior management positions at Bausch & Lomb, Inc., a medical products company, including Senior Vice President, Healthcare and Consumer Group and also served as a member of its board of directors. Mr. Logan received a B.A. from Hiram College and a PMD from Harvard Business School.

     JOSEPH E. MAROUN has served as one of the Company's directors since July 1996 and has served as a director of Cell Genesys since June 1995. Mr. Maroun spent 30 years with Bristol-Myers Squibb, a pharmaceuticals company, serving until his retirement in 1990, at which time he was President of the International Group, Senior Vice President of the corporation, and a member of its

Policy Committee. He also headed the U.S.-Japan Pharmaceutical Advisory Group. Mr. Maroun received a B.A. from the University of Witwaterrand, Johannesburg.

     There are no family relationships among our directors or executive officers.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held five meetings during the Last Fiscal Year and acted twice by unanimous written consent. No nominee who was director during the entire fiscal year attended fewer that 75% of the meetings of the Board of Directors and of the committees of the Board on which the director served.

     The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the Board may create various ad hoc committees for special purposes. No such committee is currently functioning.

     During the Last Fiscal Year, the Audit Committee consisted of Dr. Sherwin, Mr. Logan and Dr. Behrens. The Audit Committee makes recommendations to the Board of Directors regarding the selection of the Company's independent auditors, reviews the results and scope of the audit and other services provided by the independent auditors and reviews and evaluates the Company's control functions. The responsibilities of the Audit Committee were executed by the Board of Directors during the Last Fiscal Year. During each meeting of the Board of Directors in the Last Fiscal Year, the Board of Directors reviewed and discussed financial presentations and related matters. The Board of Directors also met with the Company's independent auditors to discuss the audit for the Last Fiscal Year. The Audit Committee held no meetings during the Last Fiscal Year.

     During the Last Fiscal Year, the Compensation Committee consisted of Dr. Sherwin and Mr. Logan. The Compensation Committee makes recommendations regarding the Company's various incentive compensation and benefit plans and determines salaries for the Company's executive officers and incentive compensation for the Company's employees and consultants. The responsibilities of the Compensation Committee were executed primarily by the Board of Directors during the Last Fiscal Year. During each meeting of the Board of Directors in the Last Fiscal Year, the Board of Directors reviewed and discussed compensation matters. The Compensation Committee held one meeting on November 20, 1998.

BOARD COMPOSITION

     The Company has entered into a governance agreement with Cell Genesys which provides that so long as Cell Genesys or a group to which it belongs owns a specific percentage of the Company's outstanding voting stock, Cell Genesys or the group shall have the right to nominate a fixed number of directors to serve on the Company's Board. The table below sets forth details of this arrangement:


         PERCENTAGE OWNERSHIP                                        NUMBER OF DIRECTORS
         --------------------                                        -------------------
         50% or more.............................................        4 out of 7

         Less than 50% but greater than 25%......................        3 out of 7

         Less than 25% but greater than 15%......................        1 out of 7


The governance agreement also provides that Cell Genesys and each of the Company's officers and directors who owns voting stock shall agree to vote for the persons nominated as set forth above. As of March 31, 1999, Cell Genesys beneficially owned 3,392,034 shares, or 22.9 percent, of the Company's outstanding common stock.

DIRECTOR COMPENSATION

     The Company's non-employee directors currently receive $5,000 per year in retainer plus $1,000 per Board meeting attended as cash compensation for their service as members of the Board of Directors, and are reimbursed for certain expenses in connection with attendance at Board and Committee meetings. The Company provides $500 per meeting as additional compensation for committee participation or special assignments of the Board of Directors. From time to time, certain directors have received grants of options to purchase shares of the Company's common stock pursuant to the 1996 Incentive Stock Plan. On June 4, 1997, R. Scott Greer, Stephen A. Sherwin, Raju S. Kucherlapati and Joseph E. Maroun received options to purchase 67,500, 10,000, 7,500, and 7,500 shares of common stock, respectively, at a per share exercise price of $2.50. On August 8, 1997, Mark B. Logan received an option to purchase 30,000 shares of common stock at a per share exercise price of $4.00. On December 11, 1997, Raju S. Kucherlapati received an option to purchase 20,000 shares of common stock at a per share exercise price of $5.00. There were no other director option grants in 1997. On February 18, 1998, R. Scott Greer, Stephen A. Sherwin, M. Kathleen Behrens, Raju S. Kucherlapati, Mark B. Logan and Joseph E. Maroun received options to purchase 40,000, 5,900, 30,000, 4,400, 3,200 and 4,400 shares of common stock, respectively, at a per share exercise price of $6.00. On June 15, 1998, Stephen A. Sherwin received options to purchase 10,000 shares of common stock at a per share exercise price of $10.00. Pursuant to the 1998 Director Option Plan, each non-employee director who is re-elected at the 1999 Annual Meeting will be eligible to receive a nondiscretionary, automatic grant of an option to purchase 7,500 shares of the Company's common stock (10,000 shares in the case of Stephen A. Sherwin, M.D., the Chairman of the Board) at an exercise price per share equal to the closing price of one share of the Company's common stock on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Company's Compensation Committee was, at any time since the Company's formation, an officer or employee of Abgenix. None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Abgenix Board of Directors or Compensation Committee. See "Certain Transactions" for a description of transactions between Abgenix and entities affiliated with members of the Compensation Committee.

VOTE REQUIRED

     The affirmative vote of a plurality of the Votes Cast will be required for the election of directors.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF R. SCOTT GREER, STEPHEN A. SHERWIN, M.D., M. KATHLEEN BEHRENS, PH.D., RAJU KUCHERLAPATI, PH.D., MARK B. LOGAN AND JOSEPH E. MAROUN.

                                 PROPOSAL NO. 2:

             CONFIRMATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the 1999 fiscal year ending December 31, 1999 and recommends that the stockholders confirm such selection. This firm has audited the Company's financial statements since the Company's inception. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

     The affirmative vote of the majority of the Votes Cast will be required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the 1999 fiscal year ending December 31, 1999.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1999 FISCAL YEAR ENDING DECEMBER 31, 1999.

                        EXECUTIVE OFFICER COMPENSATION

EXECUTIVE OFFICERS

     In addition to R. Scott Greer, the Company's President and Chief Executive Officer and one of its directors, whose biography appears above, the following table sets forth as of March 31, 1999 information concerning the Company's other executive officers:


Name                                                  Age    Position
----                                                  ---    --------
C. Geoffrey Davis, Ph.D..........................      47    Vice President, Research
Kurt W. Leutzinger...............................      48    Vice President, Finance and Chief Financial Officer
John A. Lipani, M.D..............................      58    Vice President, Clinical Development
Raymond M. Withy, Ph.D...........................      44    Vice President, Corporate Development


     C. GEOFFREY DAVIS, PH.D., has served as the Company's Vice President, Research since June 1996. From January 1995 to June 1996, Dr. Davis was Director of Immunology at the Xenotech Division of Cell Genesys. From November 1991 to December 1994, he served at Repligen Corporation, a biotechnology company, first as Principal Investigator and then as Director of Immunology. Dr. Davis received a B.A. from Swarthmore College and a Ph.D. in immunology from the University of California, San Francisco.

     KURT W. LEUTZINGER has served as the Company's Vice President, Finance and Chief Financial Officer since July 1997. From June 1987 to July 1997, Mr. Leutzinger was a Vice President of General Electric Investments and a portfolio manager of the $27 billion General Electric Pension Fund. There, he was responsible for private equity investments with a focus on medical technology. He also serves as a director of C3, Inc. Mr. Leutzinger received a B.A. in economics from Fairleigh Dickinson University and an M.B.A. in finance from New York University and is a certified public accountant.

     JOHN A. LIPANI, M.D., has served as the Company's Vice President, Clinical Development since April 1997. From 1992 to April 1997, Dr. Lipani was Group Director of Inflammation and Tissue Repair at SmithKline Beecham Corporation, a pharmaceutical company. From 1989 to 1992, Dr. Lipani held clinical development positions at various biopharmaceutical companies, including Immunex Corporation, Norwich Eaton Pharmaceuticals, Inc. and Centocor, Inc. He received a B.A. from Villanova University and an M.D. from Tulane Medical School.

     RAYMOND M. WITHY, PH.D., has served as the Company's Vice President, Corporate Development since June 1996. He also serves as a director of Xenotech. From May 1993 to June 1996, Dr. Withy served in various positions at Cell Genesys, most recently as Director of Business Development. From 1991 to May 1993, Dr. Withy was a private consultant to the biotechnology industry in areas of strategic planning, business development and licensing. From 1984 to 1991, Dr. Withy was an Associate Director and Senior Scientist at Genzyme Corporation, a biotechnology company. Dr. Withy received a B.Sc. in chemistry and biochemistry and a Ph.D. in biochemistry, both from the University of Nottingham.

COMPENSATION INFORMATION

     SUMMARY COMPENSATION TABLE. The following table sets forth the compensation paid by Abgenix during the years ended December 31, 1998 and 1997 to the Company's President and Chief Executive Officer and to the Company's four other most highly compensated executive officers, each of whose aggregate compensation during the Last Fiscal Year exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                                                                            LONG TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                                                                           ---------
                                                                 ANNUAL COMPENSATION       SECURITIES
                                                                --------------------       UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                       FISCAL YEAR    SALARY        BONUS        OPTIONS      COMPENSATION
---------------------------                       -----------    ------        -----       ----------    ------------
R. Scott Greer..................................     1998       $267,120     $     --        40,000       $      --
  President and Chief Executive Officer              1997        252,000       55,200        67,500           4,112(1)

C. Geoffrey Davis, Ph.D.........................     1998        165,350           --        10,000              --
  Vice President, Research                           1997        152,250       21,750        25,500           1,974(2)

Kurt W. Leutzinger(3)...........................     1998        179,830           --        12,750          19,638(4)
  Vice  President,  Finance and Chief Financial      1997         81,555           --       100,000         127,059(5)
  Officer

John A. Lipani, M.D.(6).........................     1998        180,147           --        12,750             607(7)
  Vice President, Clinical Development               1997        131,250           --       100,000          64,585(8)

Raymond M. Withy, Ph.D..........................     1998        165,350           --        10,000              --
  Vice President, Corporate Development              1997        152,250       21,750        25,500              --


----------

(1)  Consists of imputed interest income on a loan from Abgenix to Mr. Greer.

(2)  Consists of imputed interest income on a loan from Abgenix to Dr. Davis.

(3) Mr. Leutzinger has been the Company's Vice President, Finance and Chief Financial Officer since July 1997. His 1997 annualized salary was $175,000.

(4) Consists of $18,734 for reimbursement of relocation expenses and $904 for imputed interest income on a loan from Abgenix to Mr. Leutzinger.

(5) Consists of $126,568 for reimbursement of relocation expenses and $491 for imputed interest income on a loan from Abgenix to Mr. Leutzinger.

(6) Dr. Lipani has been the Company's Vice President, Clinical Development since April 1997. His 1997 annualized salary was $175,000.

(7)  Consists of imputed interest income on a loan from Abgenix to Dr. Lipani.

(8) Consists of $63,232 for reimbursement of relocation expenses and $1,353 for imputed interest income on a loan from Abgenix to Dr. Lipani.

     OPTION/SAR GRANTS IN LAST FISCAL YEAR. The following table provides information relating to stock options awarded to each of the Named Executive Officers during the year ended December 31, 1998. All such options were awarded under the Company's 1996 Incentive Stock Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                               POTENTIAL REALIZABLE
                                                           INDIVIDUAL GRANTS                      VALUE AT ASSUMED
                                         --------------------------------------------------        ANNUAL RATES OF
                                          NUMBER OF     PERCENT OF                                      STOCK
                                         SECURITIES    TOTAL OPTIONS                             PRICE APPRECIATION
                                         UNDERLYING       GRANTED                                FOR OPTIONS TERM(4)
                                           OPTIONS       IN FISCAL    EXERCISE   EXPIRATION   -----------  ----------
NAME                                     GRANTED(1)       1998(2)     PRICE(3)      DATE          5%           10%
----                                     -----------   ------------  ----------  -----------  -----------  ----------
R. Scott Greer.........................    40,000          11.3%       $ 6.00     2/17/08       $150,935     $382,498

C. Geoffrey Davis, Ph.D................    10,000           2.8          6.00     2/17/08         37,734       95,625

Kurt W. Leutzinger.....................    12,750           3.6          6.00     2/17/08         48,110      121,921

John A. Lipani, M.D....................    12,750           3.6          6.00     2/17/08         48,110      121,921

Raymond M. Withy, Ph.D.................    10,000           2.8          6.00     2/17/08         37,734       95,625


----------

(1) The options granted to Mr. Greer and Drs. Davis and Withy became exercisable as to 1/48th of the option shares on the date of grant and an additional 1/48th of the option shares become exercisable on the first day of each calendar month thereafter, with full vesting occurring four years after the date of grant. The options granted to Mr. Leutzinger and Dr. Lipani become exercisable as to 25% of the option shares one year from their respective dates of hire and 1/48th of the option shares become exercisable on the first day of each calendar month thereafter, with full vesting occurring four years after their dates of hire. In each case, vesting is subject to the optionee's continued relationship with Abgenix. Such options expire ten years from the date of grant, or earlier upon termination of employment.

(2) Based on an aggregate of 353,551 options granted by Abgenix in the year ended December 31, 1998 to its employees, non-employee directors of and consultants, including the Named Executive Officers.

(3) Options were granted at an exercise price equal to the fair market value of the Company's common stock, as determined by the Board of Directors on the date of grant.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Company's common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers. The potential realizable value is calculated by assuming that the fair value of the common stock on the date of grant of $6.00 per share appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. The potential realizable value computation is net of the applicable exercise price, but does not take into account applicable federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock.

     AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES. The following table sets forth for each of the Named Executive Officers the number of shares of common stock acquired and the dollar value realized upon exercise of options during the year ended December 31,

1998 and the number and value of securities underlying unexercised options held at December 31, 1998:

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                               AND YEAR-END VALUES


                                                                      NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                           OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                         SHARES                       DECEMBER 31, 1998             DECEMBER 31, 1998(2)
                                        ACQUIRED      VALUE      -----------------------------  ----------------------------
NAME                                  ON EXERCISE   REALIZED(1)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                  -----------   ----------    -----------    -------------   -----------   -------------
R. Scott Greer......................     31,875     $ 207,189        63,744         179,641       $  940,226     $2,571,888

C. Geoffrey Davis, Ph.D.............         --            --        73,009          62,491        1,109,914        908,211

Kurt W. Leutzinger..................         --            --        38,603          74,147          519,637        986,051

John A. Lipani, M.D.................         --            --        44,853          67,897          684,740      1,010,948

Raymond M. Withy, Ph.D..............     25,416       188,078        37,593          62,491          555,654        908,211


----------

(1) Value realized reflects the fair market value of the Company's common stock underlying the option on the date of exercise minus the aggregate exercise price of the option.

(2) Value of unexercised in-the-money options are based on a value of $16.25 per share, the closing price of the Company's common stock on December 31, 1998. Amounts reflected are based on the value of $16.25 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

CHANGE IN CONTROL ARRANGEMENTS

     The Company's Board of Directors has approved a plan which provides that in the event of a change in control of Abgenix, the options of each Abgenix employee whose employment is terminated without cause within 24 months of the change in control will become exercisable in full. For this purpose, a change in control includes: (i) a person becoming the beneficial owner of 50% or more of the Company's outstanding voting securities, (ii) certain changes in the composition of the Company's Board of Directors occurring within a two-year period or (iii) a merger or consolidation in which Abgenix stockholders immediately before the transaction own immediately after the transaction less than a majority of the outstanding voting securities of the surviving entity, or its parent.

                              CERTAIN TRANSACTIONS

INCORPORATION AND ORGANIZATION

     Pursuant to the terms of the stock purchase and transfer agreement between Abgenix and Cell Genesys, the Company issued 1,691,667 shares of series A senior convertible preferred stock to Cell Genesys in exchange for $10 million, and we issued 2,058,333 shares of series 1 subordinated convertible preferred stock to Cell Genesys in exchange for research, development and manufacturing technology, patents and other intellectual property specific to the antibody therapy programs to be pursued by Abgenix, including Cell Genesys' interest in Xenotech, and certain equipment, furniture and fixtures leased by Cell Genesys. Abgenix is responsible for the remaining lease obligations for such capital equipment, which total approximately $30,000 per month. Cell Genesys also assigned Abgenix two notes receivable totaling $150,000.

     On July 15, 1996, Abgenix, in exchange for a loan in the principal amount of up to $4,000,000, issued a convertible promissory note to Cell Genesys that subsequently was converted into 666,667 shares of series A preferred stock at a conversion price of $6.00 upon the closing of the series B preferred stock financing in December 1997. Also, in connection with, and contemporaneous to, the series B preferred stock financing, the shares of series A senior convertible preferred stock, and the shares of series 1 subordinated convertible preferred stock were converted into an aggregate 3,750,000 shares of series A preferred stock. See "Preferred Stock Financings."

     Simultaneously with the execution of the stock purchase and transfer agreement, Abgenix entered into a governance agreement, tax sharing agreement, services agreement, and patent assignment agreement with Cell Genesys. In addition, the Company entered into an immunization services agreement, gene therapy agreement, and voting agreement with Cell Genesys. The immunization services agreement, gene therapy agreement, and voting agreement were superceded by the gene therapy rights agreement.

     The governance agreement with Cell Genesys provides that so long as Cell Genesys or a group to which it belongs owns a specific percentage of the Company's outstanding voting stock, Cell Genesys or the group shall have the right to nominate a fixed number of directors to serve on the Company's Board. The table below sets forth details of this arrangement:


         PERCENTAGE OWNERSHIP                                    NUMBER OF DIRECTORS
         --------------------                                    -------------------
         50% or more..........................................       4 out of 7

         Less than 50% but greater than 25%...................       3 out of 7

         Less than 25% but greater than 15%...................       1 out of 7


     The governance agreement also provides that Cell Genesys and each of the Company's officers and directors who owns voting stock shall agree to vote for the persons nominated as set forth above.

     The tax sharing agreement provides for the allocation of federal and state tax liabilities between Abgenix and Cell Genesys. Pursuant to the terms of the agreement, the Company will pay to Cell Genesys the federal and state income and franchise tax liability that the Company would have owed if Cell Genesys had filed a separate tax return. If the Company realizes a loss or credit that reduces the consolidated tax liability of Cell Genesys, then Cell Genesys shall pay Abgenix the amount of the reduction. The agreement shall remain in effect with respect to any taxable year for which consolidated or combined returns are filed by Cell Genesys as a common parent corporation and Abgenix is an includable party in such consolidated return. As of December 31, 1998, Cell Genesys' ownership of the Company's outstanding capital stock was 30.2%. Therefore, a consolidated tax return will not be filed for 1998.

     Pursuant to the terms of the services agreement, Cell Genesys provided certain administrative services for a quarterly fee. In fiscal 1997, these fees totaled $60,000. No fees were incurred in 1998, and Cell Genesys no longer provides services under this agreement.

     Pursuant to the terms of the patent assignment agreement, Cell Genesys assigned Abgenix all of its rights in and to certain patents and patent applications related to antibody development.

OTHER TRANSACTIONS WITH CELL GENESYS

     On January 23, 1997 and March 27, 1997, the Company issued two warrants to purchase an aggregate of 121,667 shares of series A preferred stock (convertible into 121,667 shares of common stock) to Cell Genesys at the exercise price per share of $6.00 in return for providing guarantees for the Loan and Security Agreement with Silicon Valley Bank and the Master Lease Agreement with Transamerica Business Credit Corporation.

     In October 1997, Cell Genesys extended a short-term, convertible line of credit facility to Abgenix. The credit facility terminated in accordance with its terms, without Abgenix drawing upon the credit facility, upon the closing of the series B preferred stock financing in December 1997.

     In November 1998, Cell Genesys sold 1,146,300 shares of Abgenix common stock to certain individuals and entities in a private placement. Pursuant to that sale, the Company agreed to register the shares under the Securities Act for resale to the public. Under the registration rights agreement, the Company must use reasonable efforts to cause this registration statement to be declared effective by the Securities and Exchange Commission as soon as practicable and to keep this registration statement, or a replacement, continuously effective under the Securities Act until the earlier of (1) November 18, 2000 or (2) such time as the selling stockholders have sold all shares offered by this prospectus, or a replacement prospectus.

BANCBOSTON ROBERTSON STEPHENS INC. RELATIONSHIP

     M. Kathleen Behrens, Ph.D., one of the Company's directors, is also a managing director of Robertson Stephens Investment Management Co. Robertson Stephens Investment Management Co. was formerly affiliated with BancBoston Robertson Stephens Inc. BancBoston Robertson Stephens Inc. acted as one of the Company's placement agents in the series B preferred stock financing in December 1997 and as the managing underwriter for the Company's initial public offering in July 1998. BancBoston Robertson Stephens Inc. received approximately $759,000 in fees for services provided in the private placement. Also, persons and entities currently or formerly affiliated with Robertson Stephens Investment Management Co. and BancBoston Robertson Stephens Inc. purchased, in the aggregate, 784,616 shares of the series B preferred stock for an aggregate purchase price of approximately $5.1 million. BancBoston Robertson Stephens Inc. together with the other underwriters received approximately $1.6 million in discounts and commissions in connection with its services as the managing underwriter of the Company's initial public offering. In connection with Cell Genesys' sale of shares of the Company's common stock to certain individuals and entities, BancBoston Robertson Stephens Inc. received approximately $475,000 in fees in connection with its services as placement agent. BancBoston Robertson Stephens Inc., together with the other underwriters, received approximately $2,887,200 for underwriting discounts and commissions in connection with its services as the managing underwriter of the Company's March 1999 public offering.

PREFERRED STOCK FINANCINGS

     In connection with the initial public offering of the Company's common stock in July 1998, each outstanding share of preferred stock was converted into one share of common stock. The following directors and holders of more than 5% of the Company's outstanding stock purchased the following shares of the Company's preferred stock prior to the consummation of the initial public offering.


                                                                                  PREFERRED STOCK
                                                                                  ---------------
PREFERRED STOCKHOLDER                                                        SERIES A         SERIES B
---------------------                                                        --------         --------
Cell Genesys(1)............................................................  4,538,334           --

Robertson Stephens Investment Management Co. Entities(2)...................     --             769,231

Stephen A. Sherwin, M.D.(3)................................................  4,538,334           --

M. Kathleen Behrens, Ph.D.(4)..............................................     --             784,616

Raju Kucherlapati, Ph.D.(5)................................................  4,538,334          10,000

Joseph E. Maroun(6)........................................................  4,538,334         153,846


----------
(1) Includes 121,667 shares issuable pursuant to outstanding warrants to purchase series A preferred stock.

(2) Includes 56,280 shares held by Bayview Investors, LTD, 224,145 shares held by Crossover Fund II, L.P., 67,663 shares held by Crossover Fund IIA, L.P., 334,079 shares held by Omega Ventures II, L.P., 87,064 shares held by Omega Ventures II Cayman, L.P. (collectively, the "RSIM Shares"). Each of the above entities is currently or formerly affiliated with Robertson Stephens Investment Management Co.

(3) Includes 4,416,667 shares held by Cell Genesys and 121,667 shares issuable pursuant to outstanding warrants to purchase series A preferred stock (collectively, the "Cell Genesys Owned Shares"). Dr. Sherwin is an officer, director and beneficial stockholder of Cell Genesys. As such, he may be deemed to have voting and dispositive power over the Cell Genesys Owned Shares. However, Dr. Sherwin disclaims beneficial ownership of the Cell Genesys Owned Shares except to the extent of his pro rata pecuniary interest therein.

(4) Includes the RSIM Shares. Dr. Behrens, a managing director of Robertson Stephens Investment Management Co., disclaims beneficial ownership of the RSIM Shares except to the extent of her pro rata pecuniary interest therein. Currently, Crossover Fund II, Crossover Fund IIA, Omega Ventures II, L.P. and Omega Ventures II Cayman, L.P. are no longer affiliated with Robertson Stephens Investment Management Co.

(5) Includes the Cell Genesys Owned Shares. Dr. Kucherlapati is a director and beneficial stockholder of Cell Genesys. As such, he may be deemed to have voting power over the Cell Genesys Owned Shares. However, Dr. Kucherlapati disclaims beneficial ownership of the Cell Genesys Owned Shares except to the extent of his pro rata pecuniary interest therein.

(6) Includes the Cell Genesys Owned Shares. Mr. Maroun is a director and beneficial stockholder of Cell Genesys. As such, he may be deemed to have voting and dispositive power over the Cell Genesys Owned Shares. However, Mr. Maroun disclaims beneficial ownership of the Cell Genesys Owned Shares except to the extent of his pro rata pecuniary interest therein.

     Certain holders of the Company's common stock are entitled to certain registration rights.

     Three of the Company's directors, Stephen A. Sherwin, M.D., Raju S. Kucherlapati, Ph.D. and Joseph E. Maroun are also directors of Cell Genesys. Dr. Sherwin is also the Chairman of the Board and Chief Executive Officer of Cell Genesys.

TRANSACTIONS WITH EMPLOYEES

     On May 27, 1997, John A. Lipani, M.D., the Company's Vice President, Clinical Development, and Abgenix entered into a relocation loan agreement pursuant to which we loaned $100,000 to Dr. Lipani in exchange for a promissory note secured by a deed of trust. No interest accrues on the loan until May 27, 2002. The outstanding principal balance as of March 31, 1999 was $100,000. In addition, Dr. Lipani received a $35,000 loan from Abgenix to assist with relocation expenses. The $35,000 loan, which is evidenced by a promissory note, was forgiven in April 1998 when Dr. Lipani completed 12 months of employment with Abgenix.

     On December 2, 1992, R. Scott Greer, the Company's President and Chief Executive Officer, and Cell Genesys entered into a relocation loan agreement pursuant to which Cell Genesys loaned $100,000 to Mr. Greer in exchange for an interest-free promissory note secured by shares of Cell Genesys' common stock owned by Mr. Greer. In June 1996, Cell Genesys assigned its rights under the promissory note to Abgenix. Mr. Greer repaid the entire loan to Abgenix in September 1997.

     On April 21, 1995, C. Geoffrey Davis, Ph.D., the Company's Vice President, Research, and Cell Genesys entered into a relocation loan agreement pursuant to which Cell Genesys loaned $30,000 to Dr. Davis in exchange for a promissory note secured by a deed of trust. No interest accrues on the loan until January 1, 2000. In June 1996, Cell Genesys assigned its rights under the promissory note to Abgenix. As of March 31, 1999, the outstanding principal balance was $30,000.

     On August 26, 1997, Kurt W. Leutzinger, the Company's Vice President, Finance and Chief Financial Officer, received a $25,000 loan from Abgenix to assist with relocation expenses. The $25,000 loan, which is evidenced by a full recourse promissory note, was forgiven in July 1998 when Mr. Leutzinger completed 12 months of employment with Abgenix. On February 27, 1998, Mr. Leutzinger and Abgenix entered into a relocation loan agreement pursuant to which Abgenix loaned $100,000 to Mr. Leutzinger in exchange for a promissory note secured by a deed of trust. No interest accrues on the loan until June 30, 2003. As of March 31, 1999, the outstanding principal balance of the promissory note was $100,000.

     The Company has entered into indemnification agreements with each of its directors and executive officers.

     All future transactions, including any loans from Abgenix to its officers, directors, principal stockholders or affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to Abgenix than could be obtained from unaffiliated third parties.

                      REPORT OF THE COMPENSATION COMMITTEE

     THE FOLLOWING REPORT IS PROVIDED TO STOCKHOLDERS BY THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS.

     In addition to executive compensation matters, the Compensation Committee is responsible for making recommendations to the Board of Directors concerning salaries and incentive compensation for employees of and consultants to the Company. The Compensation Committee also has the authority and power to grant stock options to the Company's employees and consultants.

     The goal of the Company's compensation policies is to align executive compensation with business objectives, corporate performance, and to attract and retain executives who contribute to the long-term success and value of the Company. The Company endeavors to achieve its compensation goals through the implementation of policies that are based on the following principles:

     -    THE COMPANY PAYS COMPETITIVELY FOR EXPERIENCED, HIGHLY-SKILLED
          EXECUTIVES:

          The Company operates in a competitive and rapidly changing biopharmaceutical industry. Executive base compensation is targeted to the median salary paid to comparable executives in companies of similar size, location, and with comparable responsibilities. The individual executive's salary is adjusted annually based on individual performance, corporate performance, and the relative compensation of the individual compared to the comparable medians.

     -    THE COMPANY REWARDS EXECUTIVES FOR SUPERIOR PERFORMANCE:

          The Committee believes that a substantial portion of each executive's compensation should be in the form of bonuses. Executive bonuses are based on a combination of individual performance and the attainment of corporate goals. Individual performance goals are based on specific objectives which must be met in order for the Company to achieve its corporate goals. In order to attract and retain executives who are qualified to excel in the biopharmaceutical industry, the Company awards higher bonuses based on performance in excess of the corporate goals.

     -    THE COMPANY STRIVES TO ALIGN LONG-TERM STOCKHOLDER AND EXECUTIVE
          INTERESTS:

          In order to align the long-term interests of executives with those of stockholders, the Company grants all employees, and particularly executives, options to purchase stock. Options are granted at the closing price of one share of the Company's Common Stock on the date of grant and will provide value only when the price of the Common Stock increases above the exercise price. Options are subject to vesting provisions designed to encourage executives to remain employed by the Company. Additional options are granted from time to time based on individual performance and the prior level of grants.

COMPENSATION OF R. SCOTT GREER, PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Mr. Greer's salary and stock option grant for fiscal 1998 are consistent with the criteria described above and with the Compensation Committee's evaluation of his overall leadership and management of Abgenix. 1998 was a year of significant accomplishments for the Company. Abgenix made significant progress in advancing its product pipeline, expanding its list of XenoMouse-TM- technology collaborations, and maintaining its financial strength. Three treatment indications are presently undergoing clinical trials, including psoriasis, graft-versus-host disease, and rheumatoid arthritis. In addition, the Company completed its inital public offering in July 1998, raising approximately $20 million. Mr. Greer has continued to lead Abgenix in using its assets effectively and to their best advantage, while also conservatively managing Abgenix's financial resources. Mr. Greer's compensation for 1998 is set forth in the Summary Compensation Table appearing on page 13.

SUMMARY

     The Committee believes that the Company's compensation policy as practiced to date by the Committee and the Board has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. The Company's compensation policy will evolve over time as the Company attempts to achieve the many short-term goals it faces while maintaining its focus on building long-term stockholder value through technological leadership and development and expansion of the market for the Company's products.

                                           Respectfully submitted,

                                           Stephen A. Sherwin, M.D.

                                           Mark B. Logan

     THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                                PERFORMANCE GRAPH

     The following graph shows a comparison of total stockholder return for holders of the Company's Common Stock from July 2, 1998, the date of the Company's initial public offering, through December 31, 1998 compared with the Nasdaq Stock Market, U.S. Index, and the Nasdaq Pharmaceutical Index. This graph is presented pursuant to SEC rules. The Company believes that while total stockholder return can be an important indicator of corporate performance, the stock prices of medical device stocks like that of the Company are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other biopharmaceutical stocks.


                                         Nasdaq Stock        Nasdaq Pharmaceutical
                       Abgenix, Inc.     Market (U.S.)             Index
                       -------------     -------------      ---------------------
        7/2/98              100               100                   100

       7/31/98              103                99                   101

       8/31/98               84                80                    77

       9/30/98               89                91                    95

       10/31/98             114                94                   101

       11/30/98             150               104                   106

       12/31/98             203               117                   126


* $100 invested on 7/2/98 in stock or on 6/30/98 in index - including reinvestment of dividends. Fiscal year ending December 31 (the Company's last fiscal year ended December 31, 1998).

     THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by proxy as the Board may recommend or as the proxy holders, acting in their sole discretion, may determine.

     THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT AND REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO STOCKHOLDER RELATIONS, ABGENIX, INC., 7601 DUMBARTON CIRCLE, FREMONT, CALIFORNIA 94555.

                                                     THE BOARD OF DIRECTORS

     Dated: May 11, 1999

PROXY

                                    ABGENIX, INC.
                        PROXY SOLICITED BY BOARD OF DIRECTORS
                          FOR ANNUAL MEETING OF STOCKHOLDERS
                                     JUNE 2, 1999


     The undersigned, revoking all prior proxies, hereby appoints R. Scott Greer and Kurt W. Leutzinger, and either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of common stock of Abgenix, Inc. (the "Company") of record in the name of the undersigned at the close of business on April 30, 1999, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, June 2, 1999, or at any adjournment thereof, upon the following matters:

1.   Election of the following directors:   R. Scott Greer, Stephen A. Sherwin,
     M.D., M. Kathleen Behrens, Ph.D., Raju S. Kucherlapati, Ph.D., Mark B. Logan, Joseph E. Maroun

             / /  FOR ALL NOMINEES       / /  WITHHOLD FOR ALL NOMINEES

     FOR ALL NOMINEES EXCEPT THE FOLLOWING:
     (Mark no box and write the name(s) of the nominee(s) withheld in the space provided below.)




--------------------------------------------------------------------------------

                             (CONTINUED ON REVERSE SIDE)

2. Ratification of appointment of Ernst & Young LLP as independent auditors for the 1999 fiscal year.

             / /  For         / /  Against         / /  Abstain

3. In their discretion, the Proxies are authorized to vote upon such matters as may properly come before the Annual Meeting, or any adjournments thereof.
     Please mark, date, sign and mail this proxy promptly in the enclosed envelope.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

     Please sign your name exactly as it appears below. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.

                                             Dated:                 , 1999.
                                                     ---------------

                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                                           (Signature(s)